UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2015

3PEA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54123	95-4550154
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1700 W Horizon Ridge Parkway, Suite 102,

Henderson, Nevada 89012

(Address of principal executive offices) (Zip Code)

(702) 453-2221

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 9, 2015, Arthur De Joya tendered his resignation as Chief Financial Officer of 3Pea International, Inc. effective October 16, 2015.

(c) On October 21, 2015, the Company appointed Mr. Brian Polan to serve as the Interim Chief Financial Officer effective October 21, 2015. Mr. Brian Polan, age 56, served as the Company’s VP of Corporate Finance since October 2013, and VP of Investor Relations from June, 2012 to September 2013. From January 2010 to June 2012, Mr. Polan was a Financial Advisor with DLG Wealth Management, LLC. From 1983 to December 2012, Mr. Polan held various positions in the retail brokerage industry and was licensed as a general principal, options principal and municipal bond principal. Mr. Polan received his BS Degree in Business Administration from The State University of New York at Buffalo.

There are no family relationships between Mr. Polan and any previous or current officers or directors of the Company, and there are no related party transactions reportable under Item 404(a) of Regulation S-K. Mr. Polan is not a party to, nor does he participate in, any material plan, contract or arrangement as of the date of this report.

Item 8.01 Other Events.

On August 11, 2015, PSKW, LLC (“PSKW”) served 3Pea International, Inc. (“3PEA”), with a complaint styled PSKW, LLC v. 3Pea International, Inc., filed in the United States District Court for the Northern District of California, Case No. 5:15-cv-03576-RMW, San Jose Division (the “Action”). In the Action, PSKW asserted claims against 3PEA for $5,800,000 for marketing fees allegedly due by 3PEA. 3PEA contended, among other things, that PSKW breached its agreement with 3PEA, for which 3PEA was damaged in an amount in excess of the amount which PSKW claimed was owed by 3PEA to PSKW. The Parties each denied liability, and entered into a Settlement Agreement and Release on October 2, 2015 whereby 3PEA agreed to pay $2,500,000 to PSKW in full settlement of the Action. The settlement amount is payable by an initial payment of $1,000,000 no later than October 7, 2015, which has been paid, with the balance of $1,500,000 being payable in equal monthly installments over 18 months with interest at 3% per annum commencing on November 1, 2015. The Court dismissed the Action with prejudice, but retained jurisdiction to enforce the Settlement Agreement. 3Pea Technologies, Inc., a wholly-owned subsidiary of 3PEA, guaranteed the amount due under the Settlement Agreement.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

3PEA INTERNATIONAL, INC.

Date: October 22, 2015	/s/ Mark Newcomer
By: Mark Newcomer, Chief Executive Officer